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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement and Prospectus of Multi-Link Telecommunications, Inc. of our report dated May 5, 2000 accompanying the financial statements of Multi-Link Telecommunications, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.





HEIN + ASSOCIATES LLP

Denver, Colorado
August 31, 2000